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                               EXHIBIT 99(a)


FOR:  Release at 8:30 a.m.                  CONTACT:  F. Robert Woudstra
Monday, December 15, 1997                             (616) 956-8218



                 FOREMOST CORPORATION OF AMERICA ANNOUNCES
                         THREE-FOR-ONE STOCK SPLIT


GRAND RAPIDS, Michigan, December 15, 1997 - Foremost Corporation of America (NYSE: FOM) today announced a three-for-one stock split of the company's Common Stock payable on January 19, 1998 to stockholders of record at the end of business on January 5, 1998.

"The stock split reflects Foremost's recent strong financial and operating performance and our confidence in the continued strong performance and long-term financial future of our business," said Richard L. Antonini, Foremost Chairman, President and Chief Executive Officer.

Foremost and its subsidiaries are engaged primarily in providing insurance and financial services, nationwide, to the manufactured housing and recreational vehicle industries.























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